Exhibit 99.1

Delek US Holdings Reports Second Quarter 2009 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--August 6, 2009--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the second quarter 2009.

Results for the three months ended June 30, 2009 were impacted by the effects of a fire at the Company’s Tyler, Texas refinery on Nov. 20, 2008. The Tyler refinery was subject to a gradual, monitored restart in early May 2009, culminating in a full resumption of operations on May 18, 2009.

Delek US reported net income from continuing operations of $26.3 million, or $0.48 per diluted share, in the second quarter 2009, versus net income from continuing operations of $3.3 million, or $0.06 per diluted share, in the second quarter 2008. Excluding special items, the Company reported adjusted net income from continuing operations of $12.8 million, or $0.24 per diluted share, in the second quarter 2009.

During the second quarter, Delek US recorded income of $57.6 million related to claims under the Company’s property damage and business interruption insurance policies, including $37.0 million from the Company’s business interruption policy and $17.3 million from its property damage policy, net of $3.3 million in property damage expenses. Since the start of the third quarter 2009, the Company has received cash payments and approvals for payments totaling $12 million. The Company believes it will receive additional insurance proceeds as claims are finalized.

“The Tyler refinery resumed operations during the second quarter 2009,” stated Uzi Yemin, President and Chief Executive Officer of Delek US. “Our second quarter results benefited from the receipt of more than $57 million in gross insurance proceeds, in addition to a significant decline in commodity prices when compared to the prior year period. The discretionary upgrades and capital improvements made in connection with the rebuild process are now complete, positioning us to take advantage of a more flexible crude slate, as refining economics allow.”

Refining Segment

Refining contribution margin increased to $58.3 million in the second quarter 2009, compared to $20.5 million in the second quarter 2008. Refining segment financial results for the three months ended June 30, 2009 are not comparable to the prior year due to a fire at the Tyler refinery which kept the facility offline from November 20, 2008 into May 2009.

Delek US carries approximately $1 billion in combined limits to insure against property damage and business interruption. During the second quarter, the Company received $57.6 million in combined insurance proceeds from its business interruption and property damage insurance policies. Net of property damage expenses, the Company booked $54.3 million in net insurance proceeds for the second quarter 2009.

Refining margin, adding back inter-company marketing fees of $1.97 per barrel, was $14.52 per barrel sold, compared to $10.49 per barrel sold for the same quarter last year. The 5-3-2 Gulf Coast crack spread was $8.08 per barrel for the 44 days the refinery was operational during the second quarter 2009. Average daily production for the period the refinery was fully operational during the second quarter 2009 was 53,103 barrels per day.

Second quarter 2009 refining margins benefited from several factors when compared to the year ago quarter, most notable of which was a year-over-year decline of nearly 50 percent in the average price of WTI to less than $70 per barrel. In addition, second quarter results benefited from the continuation of a WTI contango market structure which averaged $1.90 per barrel in the second quarter 2009.

Retail Segment

Retail segment contribution margin declined to $9.9 million in the second quarter 2009, compared to $15.6 million in the second quarter 2008. The year-over-year decline in contribution margin was primarily attributable to lower retail fuel margins when compared to the prior year period.

Second quarter 2009 retail margins were 12.3 cents per gallon, compared to 17.4 cents per gallon in the second quarter 2008. Same store retail fuel gallons sold declined 0.8 percent in the second quarter. Coordinated marketing efforts initiated in early June helped to improve store traffic exiting the second quarter and into the early weeks of July.

The retail segment reported a 1.3 percent same-store merchandise sales decline in the second quarter 2009. An increase in cigarette and other tobacco sales was offset by declines in the beer and dairy categories. Merchandise margin for the three months ended June 30, 2009 was 30.1 percent, versus 31.8 percent in the second quarter 2008.

In the first six months of 2009, the retail segment reimaged 21 stores. From the start of our reimaging program in 2006 through June 30, 2009 the retail segment had reimaged approximately 25 percent of the Company’s total store base.

During the fourth quarter 2008, the Company’s Virginia operations were reclassified to discontinued operations and the assets and liabilities associated with the remaining stores are reflected as “held for sale” for all periods. As of June 30, 2009, the Company had sold 27 of the 36 Virginia-based stores held for sale.

Marketing Segment

Marketing segment contribution margin was $7.7 million in the second quarter 2009, compared to $6.1 million in the second quarter 2008.

The marketing segment received $6.3 million intercompany fees from the refining segment during the second quarter 2009, including $4.3 million related to marketing services. The balance of $2.0 million was for services provided under the intercompany pipeline and storage agreement.

Reconciliation of Special Items

Delek US provides the following reconciliation schedule in calculating adjusted net income from continuing operations for the three months ended June 30, 2009. The following three items are excluded in the calculation of second quarter 2009 adjusted net income from continuing operations:

  $2.0 million pre-tax loss on the sale of an investment
  $5.2 million pre-tax gain associated with the increase in value of our inventory to market prices as of June 30, 2009 (LIFO gain)
  $17.3 million pre-tax gain on property damage proceeds, net of expense
	For the Three Months Ended June 30, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$40.3	$26.3	$0.48
Discontinued Operations	0.2	0.2	-
Total	40.5	26.5	0.48

Adjustments:
Loss:
Auction Rate Security (Delek US Holdings)	2.0	1.1	0.02
Income:
Inventory Gain (Refining Segment)	5.2	3.4	0.06
Property Damage Gain (Refining Segment)	17.3	11.2	0.20
Total	20.5	13.5	0.24

Adjusted from Continuing Operations	19.8	12.8	0.24
Discontinued Operations	0.2	0.2	-
Adjusted Total	$20.0	$13.0	$0.24

Second Quarter 2009 - Conference Call Information

The Company will hold a conference call to discuss its second quarter 2009 results today at 11:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 20, 2009 by dialing (800) 642-1687, passcode 20105981. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: the timing of our receipt of insurance proceeds; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$21.0	$15.3
Accounts receviable	80.9	45.4
Inventory	131.3	80.2
Assets held for sale	7.7	20.9
Other current assets	49.1	38.8
Total current assets	290.0	200.6

Property, plant and equipment:
Property, plant and equipment	848.8	708.9
Less: accumulated depreciation	(147.5)	(127.2)
Property, plant and equipment, net	701.3	581.7

Goodwill	77.5	77.5
Other intangibles, net	9.4	10.0
Minority investment	131.6	131.6
Other non-current assets	7.9	15.8
Total assets	$1,217.7	$1,017.2

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$202.3	$68.0
Current portion of long-term debt and capital lease obligations	56.4	68.9
Note payable	15.0	15.0
Liabiities associated with assets held for sale	0.2	0.2
Accrued expenses and other current liabilities	45.1	34.1
Total current liabilities	319.0	186.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	217.3	202.1
Environmental liabilites, net of current portion	4.5	5.2
Asset retirement obligations	6.8	6.6
Deferred tax liabilities	100.2	71.1
Other non-current liabilities	11.7	12.2
Total non-current liabilities	340.5	297.2

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,699,445 and 53,682,070 shares issued and outstanding at both June 30, 2009 and December 31, 2008	0.5	0.5
Additional paid-in capital	279.5	277.8
Accumulated other comprehensive loss	(0.4)	(0.6)
Retained earnings	278.6	256.1
Total shareholders' equity	558.2	533.8
Total liabilities and shareholders' equity	$1,217.7	$1,017.2

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

Net Sales	$595.5	$1,388.5	$948.2	$2,554.6
Operating costs and expenses:
Cost of goods sold	518.6	1,298.8	817.8	2,383.5
Operating expenses	55.1	61.1	99.2	115.8
Insurance proceeds - business interruption	(37.0)	-	(58.1)	-
Property damage proceeds, net	(17.3)	-	(18.9)	-
General and administrative expenses	15.6	12.5	30.2	25.6
Depreciation and amortization	12.5	8.8	22.7	17.8
Gain on Sale of Assets	-	(2.9)	-	(2.9)
Total operating costs and expenses	547.5	1,378.3	892.9	2,539.8
Operating income	48.0	10.2	55.3	14.8
Interest expense	5.7	5.7	10.4	11.7
Interest income	-	(0.5)	(0.1)	(1.6)
Loss from equity method investment	-	0.6	-	7.1
Other expenses, net	2.0	(0.1)	2.0	0.7
Total non-operating costs and expenses	7.7	5.7	12.3	17.9
Income (loss) from continuing operations before income tax expense (benefit)	40.3	4.5	43.0	(3.1)
Income tax expense (benefit)	14.0	1.2	15.1	(1.2)
Income (loss) from continuing operations	26.3	3.3	27.9	(1.9)
Income (loss) from discontinued operations, net of tax	0.2	0.7	(1.3)	0.9
Net income (loss)	$26.5	$4.0	$26.6	$(1.0)

Basic earnings per share
Income (loss) from continuing operations	$0.49	$0.06	$0.52	$(0.04)
Income (loss) from discontinued operations	-	0.01	(0.03)	0.02
Total basic earnings per share	$0.49	$0.07	$0.49	$(0.02)

Diluted earnings per share
Income (loss) from continuing operations	$0.48	$0.06	$0.51	$(0.04)
Income (loss) from discontinued operations	-	0.01	(0.02)	0.02
Total diluted earnings per share	$0.48	$0.07	$0.49	$(0.02)

Weighted average common shares outstanding:
Basic	53,689,611	53,671,164	53,685,861	53,669,611
Diluted	54,988,101	54,418,019	54,433,686	53,669,611

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.0750	$0.0750

Adjusted earnings per share from continuing operations	$0.24	$0.06	$0.19	$(0.04)
Earnings per share from discontinued operations	-	0.01	(0.02)	0.02
Adjusted earnings per share	$0.24	$0.07	$0.17	$(0.02)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2009	2008
Cash Flow Data
Cash flows provided by operating activities:	$122.7	$45.7
Cash flows (used in) provided by investing activities:	(112.9)	(24.6)
Cash flows provided by (used in) financing activities:	(4.1)	(39.7)
Net increase in cash and cash equivalents	$5.7	$(18.6)

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended June 30, 2009
	Refining	Retail(1)	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$158.1	$345.3	$91.9	$0.2	$595.5
Intercompany marketing fees and sales	(4.3)	-	6.3	(2.0)	-
Operating costs and expenses:
Cost of goods sold	126.1	302.2	90.3	-	518.6
Operating expenses	23.7	33.2	0.2	(2.0)	55.1
Insurance proceeds - business interruption	(37.0)	-	-	-	(37.0)
Property damage proceeds, net	(17.3)	-	-	-	(17.3)
Segment contribution margin	$58.3	$9.9	$7.7	$0.2	76.1
General and administrative expense					15.6
Depreciation and amortization					12.5
Operating income					$48.0

Total assets	$558.0	$451.3	$61.4	$147.0	$1,217.7

Capital spending (excluding business combinations)	$55.1	$5.6	$-	$-	$60.7

	As of and For the Three Months June 30, 2008
	Refining	Retail(1)	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$636.9	$518.5	$232.9	$0.2	$1,388.5
Intercompany marketing fees and sales	(3.6)	-	3.6	-	-
Operating costs and expenses:
Cost of goods sold	587.5	467.4	230.2	13.7	1,298.8
Operating expenses	25.3	35.5	0.2	0.1	61.1
Segment contribution margin	$20.5	$15.6	$6.1	$(13.6)	28.6
General and administrative expense					12.5
Depreciation and amortization					8.8
Gain on sale of assets					(2.9)
Operating income					$10.2

Total assets	$458.6	$538.4	$100.7	$199.4	$1,297.1

Capital spending (excluding business combinations)	$26.7	$8.4	$0.5	$-	$35.6

	As of and For the Six Months Ended June 30, 2009
	Refining	Retail	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$162.1	$625.3	$160.4	$0.4	$948.2
Intercompany marketing fees and sales	(7.4)	-	9.4	(2.0)	-
Operating costs and expenses:
Cost of goods sold	118.1	543.5	156.7	(0.5)	817.8
Operating expenses	35.9	64.9	0.4	(2.0)	99.2
Insurance proceeds - business interruption	(58.1)	-	-	-	(58.1)
Property damage proceeds, net	(18.9)	-	-	-	(18.9)
Segment contribution margin	$77.7	$16.9	$12.7	$0.9	108.2
General and administrative expense					30.2
Depreciation and amortization					22.7
Operating income					$55.3

Capital spending (excluding business combinations)	$135.0	$6.5	$-	$-	$141.5

	As of and For the Six Months June 30, 2008
	Refining	Retail	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,193.1	$947.4	$413.8	$0.3	$2,554.6
Intercompany marketing fees and sales	(7.0)	-	7.0	-	-
Operating costs and expenses:
Cost of goods sold	1,110.6	854.1	407.9	10.9	2,383.5
Operating expenses	47.4	67.8	0.4	0.2	115.8
Segment contribution margin	$28.1	$25.5	$12.5	$(10.8)	55.3
General and administrative expense					25.6
Depreciation and amortization					17.8
Gain on sale of assets					(2.9)
Operating income					$14.8

Capital spending (excluding business combinations)	$58.0	$12.7	$0.7	$-	$71.4

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Days operated in period	44	91	44	182
Total sales volume (average barrels per day) (4)	50,102	51,731	52,041	54,620
Products manufactured (average barrels per day):
Gasoline	26,389	27,669	26,389	29,496
Diesel/jet	21,394	19,742	21,394	20,523
Petrochemicals, LPG, NGLs	2,804	2,588	2,804	2,137
Other	2,516	2,518	2,516	2,523
Total production	53,103	52,517	53,103	54,679
Refinery throughput (average barrels per day): (4)
Crude oil	55,788	49,542	55,788	51,263
Other feedstocks	-	3,938	-	4,519
Total refinery throughput	55,788	53,480	55,788	55,782
Per barrel of sales:
Refining operating margin	$12.55	$9.73	$15.98	$7.59
Refining operating margin excluding intercompany marketing fees	14.52	10.49	19.19	8.29
Direct cash operating expenses	10.73	5.38	13.94	4.77
Pricing statistics (average for the period presented)(3)
WTI — Cushing crude oil (per barrel)	$67.50	$124.28	$67.50	$111.01
U.S. Gulf Coast 5-3-2 crack spread (per barrel)(2)	8.08	13.24	8.08	11.04
U.S. Gulf Coast unleaded gasoline (per gallon)	1.88	3.12	1.88	2.78
Ultra low sulfur diesel (per gallon)	1.73	3.65	1.73	3.23
Natural gas (per MMBTU)	3.74	11.35	3.74	9.96

Marketing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Days operated in period	91	91	181	182
Total sales volume (average barrels per day)	14,231	17,746	13,789	17,502
Products sold (average barrels per day):
Gasoline	7,420	8,932	7,064	8,487
Diesel/jet	6,752	8,751	6,666	8,950
Other	59	63	59	65
Total sales	14,231	17,746	13,789	17,502
Direct operating expenses (per barrel of sales)	$0.17	$0.15	$0.16	$0.14

Retail Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008(1)	2009	2008(1)
Number of stores (end of period)	456	461	456	461
Average number of stores	456	460	456	460
Retail fuel sales (thousands of gallons)	103,598	105,079	203,576	207,496
Average retail gallons per average number of stores (in thousands)	227	228	446	451
Retail fuel margin ($ per gallon)	$0.123	$0.174	$0.116	$0.150
Merchandise sales (in millions)	$98.6	$100.2	$184.6	$190.4
Merchandise margin %	30.1%	31.8%	30.9%	32.0%
Credit expense (% of gross margin)	8.5%	9.9%	8.1%	9.9%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	15.8%	16.6%	16.1%	16.3%

(1) Retail operating results for the three and six months ended 2008 have been restated to reflect the reclassification of Virginia stores to discontinued operations.

(2) 5-3-2 Gulf Coast crack spread for the full 91 days of the second quarter 2009 was $7.76 per barrel

(3) The Tyler refinery resumed operations on May 18, 2009 after being offline since November 20, 2008 due to a fire at the facility. This information for the three and six months ended June 30, 2009 has been calculated for the 44 days the facility was fully operational.

(4) Results include nominal throughputs and production for the period of gradual restart of the refinery from May 1, 2009 through May 17, 2009. The refinery resumed full operations on May 18, 2009. Sales volumes also include minimal sales of intermediate products made prior to the start of the refinery.

CONTACT:
U.S. Investor / Media Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, 615-435-1356 (Direct)
Director of Investor Relations
or
Israel Media Contact:
ARAD Communications
Gali Dahan / Merav Gasar
001-972-3-7693333